Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

The Walt Disney Company

TWDC Enterprises 18 Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

	The Walt Disney Company

	Debt	Debt Securities (1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)

	Equity	Preferred Stock (1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)

	Equity	Depositary Shares(1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)

	Equity	Common Stock (1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)

Fees to be Paid	Other	Warrants (1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)

	Other	Purchase Contracts (1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)

	Other	Units (1)	Rule 456(b) and Rule 457(r) (2)	(3)	(3)	(3)	(2)	(2)

	TWDC Enterprises 18 Corp.

	Other	Guarantees of Debt Securities of The Walt Disney Company (1)	Rule 457(n) (2)	(3)	(3)	(3)	(2)	(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)

The securities registered under this registration statement may be sold separately, together or as units consisting of two or more constituent securities registered hereunder with the other securities registered hereunder. Separate consideration may or may not be received for any securities issued upon the conversion, redemption, exchange, exercise or settlement of any securities registered hereunder.

(2)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrants are deferring payment of all registration fees. In connection with the securities offered hereby, the registrants will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The registrants will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment. Pursuant to Rule 457(n) under the Securities Act, no additional filing fee is payable in respect of the guarantees registered hereunder. The guarantees will not trade separately from the debt securities of which they are guarantees.

(3)

An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issued upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.